UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2012

GRUBB & ELLIS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 667-8252

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 16, 2012, Grubb & Ellis Company (the “Company”) entered into an exclusivity agreement (the “Exclusivity Agreement”) with BGC Partners, L.P. (“BGC”) pursuant to which BGC has the exclusive right commencing on January 16, 2012 and expiring on January 31, 2012 to pursue a potential debt or equity financing and/or a strategic transaction with the Company.

The foregoing is a summary of the principal terms and conditions of the Exclusivity Agreement and does not purport to be a complete discussion of such agreement. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Exclusivity Agreement, which is annexed to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Events

In accordance with the terms of that certain, previously disclosed letter agreement dated October 16, 2011 (the “Letter Agreement”) by and among the Company, C-III Investments LLC (“C-III”) and ColFin GNE Loan Funding, LLC (“Colony”), on January 15, 2012, the “Exclusivity Period” (as that term is defined in the Letter Agreement) expired in accordance with its terms.

Item 9.01	Financial Statements and Exhibits.

(d) The following is filed as an Exhibit to this Current Report on Form 8-K:

10.1	Exclusivity Agreement, dated January 16, 2012, by and among Grubb & Ellis Company and BGC Partners, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

By:	/s/ Michael J. Rispoli
Michael J. Rispoli
Executive Vice President and Chief Financial Officer

Dated: January 17, 2012

INDEX OF EXHIBITS

Exhibit Number	Description

10.1	Exclusivity Agreement, dated January 16, 2012, by and among Grubb & Ellis Company and BGC Partners, L.P.